THIRD AMENDMENT TO

SERVICES AGREEMENT FOR TRUST & REGULATORY GOVERNANCE

This second amendment (“Amendment”) to the Services Agreement for Trust & Regulatory Governance (the “Agreement”) dated as of March 1, 2016 by and between Praxis Funds (f/k/a Praxis Mutual Funds) (the “Trust”) on behalf of the series of the Trust listed on Schedule A and Foreside Management Services, LLC, as assignee from Beacon Hill Fund Services, Inc. by consent (“Foreside” in lieu of “Beacon Hill”) is entered into as of June 23, 2026 (the “Effective Date”).

WHEREAS, the Trust and Foreside (“Parties”) desire to amend Schedule A to the agreement to reflect an updated fund list.

WHEREAS, Section 12(a) of the Agreement requires that no amendment, modification to or assignment of this Agreement shall be valid unless made in writing and executed by both parties hereto.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement are hereby deleted in their entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Ohio and federal securities laws.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PRAXIS FUNDS	FORESIDE MANAGEMENT SERVICES, LLC

By:	/s/ Kathy Glick Miller	By:	/s/ Jaimie Douglas

Kathy Glick Miller	Jaimie Douglas
Vice President	Associate General Counsel

SCHEDULE A

LIST OF FUNDS

The following series of the Trust are advised by Praxis Investment Management, Inc. (the "Adviser") as a series as now in existence and listed below, as well as such additional series as may be established by the Trust from time to time and advised by the Adviser (each series a "Fund" and collectively, the "Funds"):

MUTUAL FUNDS

Praxis Impact Bond Fund

Praxis International Index Fund

Praxis Value Index Fund

Praxis Growth Index Fund

Praxis Small Cap Fund

Genesis Conservative Portfolio

Genesis Balanced Portfolio

Genesis Growth Portfolio

EXCHANGE TRADED FUNDS (“ETFs”)

Praxis Impact Growth ETF

Praxis Impact Value ETF

Praxis Impact International ETF